SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT PURSUANT
TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): October 5, 2006

 AMERICAN BIO MEDICA CORPORATION
(Exact Name of Registrant as Specified in its Charter)

New York	0-28666	14-1702188
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification Number)

122 Smith Road, Kinderhook, NY  12106
(Address of Principal Executive Offices)  (Zip Code)

Registrant’s telephone number, including area code: (800) 227-1243

Not applicable
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐    Pre-commencement communications pursuant to Rule 13c-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 2.03 CREATION OF A DIRECT FINANCIAL OBLIGATION OR AN OBLIGATION UNDER AN OFF-BALANCE SHEET ARRANGEMENT OF A REGISTRANT.

On October 5, 2006, the Registrant was notified that the maximum amount available under its line of credit with First Niagara Financial Group, Inc. (“FNFG”) was increased from $350,000 to $875,000, not to exceed 70% of accounts receivable less than 60 days. The interest rate is .25% above the FNFG prime rate. The Registrant is required to maintain net worth (stockholders equity) greater than $5 million and working capital greater than $4 million. The Registrant is required to maintain a minimum Debt Service Coverage (defined as Net Operating Income divided by Annual principal and interest payments on all loans relating to subject property) ratio of not less than 1.2:1.0 measured at each fiscal year end beginning December 31, 2006. The balance on the line of credit as of the date of this report is approximately $35,000. The purpose of the line of credit is to provide working capital. Carl A. Florio, a member of the Registrant’s Board of Directors is an officer of FNFG however Mr. Florio was not directly involved in this transaction.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AMERICAN BIO MEDICA CORPORATION (Registrant)

Dated: October 6, 2006	By:	/s/ Keith E. Palmer
Keith E. Palmer Chief Financial Officer

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